As filed with the Securities and Exchange Commission on February 13, 2007
Registration No. 333-138033

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Compagnie Générale de Géophysique-Veritas
(Exact name of registrant as specified in its charter)

CGG Veritas

(Translation of registrant’s name into English)

Republic of France	1382	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Tour Maine-Montparnasse

33, avenue de Maine
BP 191
75755 Paris Cedex 15
France
+33 1 64 47 45 00
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 894-8400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Béatrice Place-Faget	Thomas N. O’Neill III, Esq.

Corporate General Counsel	Linklaters

Compagnie Générale de Géophysique-Veritas	25, rue de Marignan

Tour Maine-Montparnasse	75008 Paris

33, avenue du Maine	France

BP 191	+33 1 56 43 58 82

75755 Paris Cedex 15

France +33 1 64 47 45 00

      Approximate date of commencement of proposed sale to the public: This post effective amendment removes from registration the previously registered securities that remained unsold at the termination of the merger described herein.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

      The Registrant filed the Registration Statement on Form F-4 (Registration No. 333-138033) (the “Registration Statement”) to register securities issuable upon completion of the merger described in the Registration Statement by the Registrant to acquire all of the outstanding common shares of Veritas DGC Inc. (the “Merger”). The Registration Statement was declared effective on November 30, 2006.

      The Registration Statement registered 9,965,226 ordinary shares, nominal value €2 per share. 9,215,845 ordinary shares were issue pursuant to the Merger, in the form of 46,079,225 American Depositary Shares (“ADSs”). Each ADS represents one-fifth of one ordinary share.

      In accordance with the undertaking made by the Registrant in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the previously registered securities covered by the Registration Statement that remained unsold at the termination of the Merger. The Registrant hereby requests that the 749,381 unsold ordinary shares be removed from registration by means of this Post-Effective Amendment.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Compagnie Générale de Géophysique-Veritas has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Paris, France on February 13, 2007.

Compagnie Générale de Géophysique-Veritas

By:	/s/ Robert Brunck

Name: Robert Brunck

Title: Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2007.

/s/ Robert Brunck Name: Robert Brunck Chairman of the Board and Chief Executive Officer (Principal executive officer)	* Name: Yves Lesage Director

/s/ Stéphane-Paul Frydman Name: Stephane-Paul Frydman Chief Financial Officer (Principal financial and accounting officer)	* Name: Christian Marbach Director

* Name: Olivier Appert Director	* Name: Robert Semmens Director

* Name: Rémi Dorval Director	* Name: Daniel Valot Director

* Name: Jonathan Miller Authorized United States Representative

*By: /s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact